UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2020

AIMMUNE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37519	45-2748244
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8000 Marina Blvd, Suite 300

Brisbane, CA 94005

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 614-5220

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AIMT	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On January 31, 2020, Aimmune Therapeutics, Inc. (“Aimmune” or the “Company”) issued a press release announcing that the U.S. Food and Drug Administration had approved PALFORZIA™ (Peanut (Arachis hypogaea) Allergen Powder-dnfp). PALFORZIA is the first approved treatment for patients with peanut allergy. PALFORZIA is an oral immunotherapy indicated for the mitigation of allergic reactions, including anaphylaxis, that may occur with accidental exposure to peanut. PALFORZIA is approved for use in patients with a confirmed diagnosis of peanut allergy. Initial dose escalation may be administered to patients aged 4 through 17 years. Up-dosing and maintenance may be continued in patients 4 years of age and older. PALFORZIA is to be used in conjunction with a peanut-avoidant diet. The full text of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

PALFORZIA is available only through a Risk Evaluation and Mitigation Strategy (“REMS”). Requirements of the REMS include: the prescribing physician and patient must be enrolled in the REMS prior to initiation of treatment; the initial dose escalation and the first dose of each up-dosing level must be administered in a certified healthcare setting; epinephrine must always be immediately available to patients; and pharmacies/distributors must be certified with the REMS and dispense PALFORZIA only to certified healthcare settings or to patients who are enrolled in the REMS. Consistent with approved immunotherapies indicated to treat allergic conditions, the Prescribing Information for PALFORZIA contains a boxed warning.

The wholesale acquisition cost for PALFORZIA in the United States will be $890 per month, and Aimmune plans to offer a patient co-pay program that could reduce the patient’s out-of-pocket costs to as low as $20 per month. This price will be consistent regardless of whether the patient is in the up-dosing or maintenance phase of treatment. Aimmune believes that this flat pricing model will provide predictability for both patients and payers, and that this price reflects the value that PALFORZIA offers as the first FDA-approved biologic therapy for children and adolescents with peanut allergy. Aimmune also plans to offer a patient assistance program, which will provide drug at no cost for those eligible patients who do not have coverage by either a commercial plan or a government-sponsored plan, such as Medicaid.

Cautionary note on forward-looking statements

Statements contained in this report regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding: Aimmune’s expectations regarding the potential benefits of PALFORZIA; Aimmune’s expectations regarding the potential commercial launch of PALFORZIA in the United States; Aimmune’s expectations for the wholesale acquisition cost of PALFORZIA; and Aimmune’s plans to offer a co-pay program and a patient assistance program for patients. Risks and uncertainties that contribute to the uncertain nature of the forward-looking statements include: the expectation that Aimmune will need additional funds to finance its operations; Aimmune’s dependence on the success of PALFORZIA; Aimmune’s ability to build a commercial field organization and distribution network; the degree of acceptance of PALFORZIA among physicians, patients, healthcare payors, patient advocacy groups and the general medical community; Aimmune’s ability to obtain favorable coverage and reimbursement from third-party payors for PALFORZIA; Aimmune’s reliance on third parties for the manufacture of PALFORZIA; and Aimmune’s ability to implement and comply with the REMS for PALFORZIA. These and other risks and uncertainties are described more fully in Aimmune’s most recent filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2019. All forward-looking statements contained in this press release speak only as of the date on which they were made. Aimmune undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated January 31, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIMMUNE THERAPEUTICS, INC.

Date: January 31, 2020	By:	/s/ Douglas T. Sheehy
Douglas T. Sheehy
General Counsel and Secretary